Exhibit 99.10


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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                )
                                     )
                                     )
ARMSTRONG WORLD INDUSTRIES,          )         Chapter 11
INC., et al.,                        )         Case No. 00-4471 (RJN)
                                     )         (Jointly Administered)
                     Debtors         )
-------------------------------------)



                                   EXHIBIT 7.2

                  INDIVIDUALS APPOINTED AS ASBESTOS PI TRUSTEES



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                        ARMSTRONG WORLD INDUSTRIES, INC.

                  INDIVIDUALS APPOINTED AS ASBESTOS PI TRUSTEES
                  ---------------------------------------------


The Asbestos PI Claimants' Committee and the Future Claimants' Representative have jointly selected the individuals named below to serve as the Asbestos PI Trustees for the Asbestos PI Trust. The named individuals will be appointed by the Bankruptcy Court on the Confirmation Date, effective as of the Effective Date.

The following individuals have been selected for appointment as the Asbestos PI
Trustees:

1. Paul Knuti*

2. Anne Ferazzi

3. Thomas Tully

4. Lewis Sifford*

5. Harry Huge


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*These two individuals will serve a two-year term only. At the end of the initial two year term, the TAC and/or the Future Claimants' Representative will assign the three remaining trustees their respective remaining terms for one, two, or three years.



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